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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000 (except Note 9, as to which the date is April 3, 2000) in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1/A No. 333-38688) and related Prospectus of Covad Communications Group, Inc. for the registration of up to 5,013,466 shares of its common stock.


                                                          /s/ Ernst & Young LLP




Walnut Creek, California

November 13, 2000